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                                                                     EXHIBIT 5.1

                                  July 20, 1999



To the Board of Directors of
Oregon Baking Company, dba
Marsee Baking
2287 NW Pettygrove Street
Portland, Oregon 97210

                           Registration No. 333-77551
                    Oregon Baking Company, dba Marsee Baking
                 Registration Statement on Form SB-2, as Amended

Gentlemen:

We have acted as counsel to Oregon Baking Company, dba Marsee Baking, an Oregon corporation (the "Company"), in connection with (a) the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (Registration No. 33-77551), as amended by Amendment No. 1 thereto, pursuant to the Securities Act of 1933, as amended, relating to the issuance and sale of up to 2,012,500 shares (including the over-allotment option) (the "Shares") of the Company's common stock, without par value (the "Common Stock"), and up to 2,012,500 Warrants (including the over-allotment option) to purchase Common Stock (the "Warrants"), and (b) the sale of the Shares and Warrants (together, the "Securities") to Barron Chase Securities, Inc., (the "Underwriter"), pursuant to the Underwriting Agreement by and between the Company and the Underwriter (the "Underwriting Agreement").

In our capacity as such counsel, we have examined the originals, or certified copies or documents otherwise identified to our satisfaction as a true and correct copies, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments to enable us to render the opinions hereinafter expressed.
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Marsee Board of Directors
July 20, 1999
Page 2


Based on the foregoing, we are of the opinion that after the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Company's Securities covered by the Registration Statement, upon receipt of payment therefor, will constitute legally issued Securities of the Company, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus.

                                Very truly yours,


                                /s/ Tonkon Torp LLP
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